                                  EXHIBIT 5.1

                    OPINION OF RICHARD K. DICKSON, II, ESQ.
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                                   EXHIBIT 5.1

                              RICHARD K. DICKSON II
                                1100 Quail Street
                                    Suite 114
                         NEWPORT BEACH, CALIFORNIA 92660
                       (714) 955-3675 - Fax (714) 955-3676

                                January 22, 1997



GLOBAL OUTDOORS, INC.
43445 Business Park Dr., Suite 113
Temecula CA 92590

Attention:  Board of Directors

Re:  Legal Opinion and Consent

Gentlemen:

         In connection with the proposed issuance by Global Outdoors, Inc., an Alaska corporation, of a maximum of 625,000 Units, each Unit consisting of two shares of Common Stock, $0.02 par value, and one Class F Warrant, to be offered to the public pursuant to a Registration Statement filed on Form SB-2, No. 333-9599, it is my opinion that said Units, said Common Stock and the Common Stock underlying the Class F Warrant when purchased by the public, will be paid for in accordance with the terms and conditions as set forth in the Prospectus, will be fully paid, validly issued, and nonassessable Units and Common Stock of the Company in accordance with the corporation laws of the State of Alaska, and the Articles of Incorporation, as amended, of Global Outdoors, Inc.

         I hereby consent to the reference, in the Registration Statement of Global Outdoors, Inc. filed with the U.S. Securities and Exchange Commission covering the foregoing proposed issue to my name under the caption entitled "Legal Matters" included in the Prospectus as well as the use of my legal opinion as to the legality of the Units when issued.

                                                 Very truly yours,



                                                 /s/ Richard K. Dickson II
                                                 -------------------------------
                                                 RICHARD K. DICKSON II